UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 17, 2005

Wyndham International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9320	94-2878485
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification no.)

1950 Stemmons Freeway, Suite 6001

Dallas, Texas 75207

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(214) 863-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)	Marc J. Rowan resigned his position as a Class B director of Wyndham International, Inc. (“Wyndham” or the “Company”) effective as of May 17, 2005 due to time constraints. Prior to his resignation, Mr. Rowan served as a member of the Compensation Committee and the Capital Committee of the Company’s Board of Directors.

(d)	Effective May 17, 2005, a majority of the Company’s Class B directors elected Eric L. Press as a new Class B director to fill the vacancy created by the departure of Marc J. Rowan. Mr. Press will serve as a member of the Compensation Committee and the Capital Committee of the Company’s Board of Directors. There are no arrangements or understandings between Mr. Press and any other person pursuant to which Mr. Press was elected as a director. There are no transactions in which Mr. Press has an interest requiring disclosure under Item 404(a) of Regulation S-K.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WYNDHAM INTERNATIONAL, INC.

By:	/S/ Timothy L. Fielding
Timothy L. Fielding, Executive Vice President and Chief Financial Officer

Date: May 18, 2005

EXHIBIT INDEX

Exhibit Number	Description

None	NA